Exhibit (14)(a)

INDEPENDENT AUDITORS’ CONSENT

Merrill Lynch Americas Income Fund, Inc.

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-37288 on Form N-14 of our report dated February 11, 2000 appearing in the annual report to shareholders of Merrill Lynch Americas Income Fund, Inc. for the year ended December 31, 1999, and to the references to us under the captions “COMPARISON OF THE FUNDS – Financial Highlights” and “EXPERTS” appearing in the Proxy Statement and Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP Deloitte & Touche LLP Princeton, New Jersey July 7, 2000